UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2005

Date of Report (Date of earliest event reported)

GARDENBURGER, INC.

(Exact name of registrant as specified in its charter)

Oregon	0-20330	93-0886359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15615 Alton Parkway, Suite 350, Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

(949) 255-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with its filing of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on October 14, 2005 (the “Bankruptcy Case”) in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Court”), Gardenburger, Inc. (the “Company”) entered into (a) a Credit and Security Agreement dated as of November 22, 2005 (the “WFBC Credit Facility”) by and between the Company and Wells Fargo Bank, National Association (acting through its Wells Fargo Business Credit operating division) (“WFBC”) and (b) a Credit and Security Agreement dated as of November 22, 2005 (the “GB Credit Facility” and together with the WFBC Credit Facility, the “Credit Facilities”) by and between the Company and GB Retail Funding, LLC (“GB”).  The WFBC Credit Facility and the GB Credit Facility were approved by the Bankruptcy Court on November 16, 2005.

WFBC Credit Facility

The WFBC Credit Facility provides for a secured revolving line of credit (the “WFBC Revolving Credit Facility”) in an amount not to exceed $7.5 million and a secured equipment term loan (the “WFBC Term Credit Facility”) of $2.2 million.  Upon the effective date of a Plan of Reorganization that is satisfactory to WFBC (the “Plan”) and a related Disclosure Statement that the Company will file with the Bankruptcy Court, the maturity date of the WFBC Credit Facility will be automatically extended to the date thirty-six months after the date of the Credit and Security Agreement with WFBC (November 22, 2008).  All loans, advances and obligations under the WFBC Credit Facility are secured by first priority security interests on all of the Company’s assets and those of the reorganized Company, except general intangible assets (i.e., intellectual property, trademarks, brand names and domain names) and proceeds thereof.

The WFBC Credit Facility was used to refinance the Company’s indebtedness with CapitalSource Finance, LLC (“CapitalSource”) and will provide for ongoing working capital needs and for payment of obligations under, and in accordance with, the Plan.  The Revolving Credit and Term Loan Agreement, as amended (the “Loan Agreement”), between the Company and CapitalSource was terminated upon the repayment by the Company on November 22, 2005 of all outstanding principal, accrued interest, and fees and expenses, which totaled approximately $7.4 million, due to CapitalSource under the Loan Agreement.  The Company does not have any material relationship with CapitalSource or any of its affiliates other than in respect of the Loan Agreement and other agreements entered into in connection with the Loan Agreement.

The amount available under the WFBC Revolving Credit Facility is the lesser of (i) $7.5 million or (ii) up to the sum of: (i) 85% of eligible accounts receivable and (ii) the lesser of (a) $4.5 million or (b) the lesser of (x) 44.9% of eligible raw materials inventory plus 63.4% of eligible finished goods inventory or (y) 85% of the appraised net orderly liquidation value of eligible raw material inventory and eligible finished goods inventory, less (iii) reserves maintained by WFBC.  The interest rate on the WFBC Revolving Credit Facility is the Prime Rate plus 0.50% per annum floating, payable monthly in arrears calculated on the basis of actual days elapsed in each year of 360 days. The Company (whether prior to or after being reorganized in Bankruptcy Court) may also elect to fix the rate of interest on portions of revolving advances at an interest rate equal to 3.25% over Wells Fargo LIBOR.  The default rate of interest will be 3.00% higher than the rate otherwise payable.  A fee of 0.50% per annum on the unused portion of the WFBC Revolving Credit Facility will be payable monthly in arrears.  The Company may prepay at any time the advances made by WFBC under the WFBC Revolving Credit Facility.  The Company must prepay the difference by which the outstanding principal balance of the revolving advances made under the WFBC Revolving Credit Facility plus the amount of outstanding letters of credit available under the WFBC Credit Facility exceed the borrowing base.

The initial amount available under the WFBC Term Credit Facility is $2.2 million.  The interest rate on the WFBC Term Facility is the Prime Rate plus 1.00% per annum floating, payable monthly in arrears, calculated on the basis of actual days lapsed in a year of 360 days.  The Company (whether prior to or after being reorganized in Bankruptcy Court) may also elect to fix the rate of interest on portions of term advances at an interest rate equal to 3.75% over Wells Fargo LIBOR.  The default rate of interest will be 3.00% higher than the rate otherwise payable.  Repayment of the WFBC Term Credit Facility is to be made in equal monthly installments of $37,300 beginning on December 1, 2005, subject to certain prepayment rights of the Company and WFBC’s right to accelerate repayment in the event that aggregate principal balance of the WFBC Term Credit Facility exceeds WFBC’s appraisal of the equipment subject to the security interest.

The outstanding principal balance under the WFBC Credit Facility is due on the earliest of (a) July 31, 2006, (b) the date that the Company terminates the WFBC Credit Facility, (c) the sale of substantially all of the Company’s assets in a liquidation proceeding, (d) the effective date of a plan of reorganization in the Bankruptcy Case that is not approved by WFBC, (e) conversion or dismissal of the Bankruptcy Case, (f) appointment of a trustee or examiner in the Bankruptcy Case, and (g) the date that WFBC demands payment of the obligations following an event of default under the WFBC Credit Facility.

GB Credit Facility

The GB Credit Facility consists of a $5.0 million secured single-advance term loan. This facility is secured by a second priority lien in all collateral securing the WFBC Credit Facility, except that it is secured by a first priority perfected security interest in all of the Company’s general intangible assets (i.e., intellectual property, trademarks, brand names and domain names) and proceeds thereof.  The interest rate on the GB Credit Facility is the Prime Rate plus 6.75% per annum floating, payable monthly in arrears.  The GB Credit Facility is to be repaid in equal monthly installments of $100,000, subject to the Company’s right to prepay as described in the Credit and Security Agreement between the Company and GB.  Upon the effective date of a Plan of Reorganization that is satisfactory to GB and a related Disclosure Statement that the Company will file with the Bankruptcy Court, the maturity date of the GB Credit Facility will be automatically extended to the date thirty-six months after the date of the Credit and Security Agreement with GB (November 22, 2008).  The outstanding principal balance is due on the earliest of (a) July 31, 2006, (b) the date that the Company terminates the GB Credit Facility, (c) the sale of substantially all of the Company’s assets in a liquidation proceeding, (d) the effective date of a plan of reorganization in the Bankruptcy Case that is not approved by GB, (e) conversion or dismissal of the Bankruptcy Case, (f) appointment of a trustee or examiner in the

Bankruptcy Case, and (g) the date that GB demands payment of the obligations following an event of default under the GB Credit Facility.

The foregoing description of the Credit Facilities does not purport to be a complete statement of the parties’ rights under the Credit and Security Agreements, and is qualified in its entirety by reference to the full text of (a) the Credit and Security Agreement between the Company and WFBC, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference, and (b) the Credit and Security Agreement between the Company and GB, a copy of which is attached to this report as Exhibit 10.2 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated by reference in this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Credit and Security Agreement dated as of November 22, 2005 by and between Gardenburger, Inc. and Wells Fargo Bank, National Association (acting through its Wells Fargo Business Credit operating division)

10.2	Credit and Security Agreement dated as of November 22, 2005 by and between Gardenburger, Inc. and GB Retail Funding, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDENBURGER, INC.

Dated: November 29, 2005	By:	/s/ Scott C. Wallace
Scott C. Wallace
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1

Credit and Security Agreement dated as of November 22, 2005 by and between Gardenburger, Inc. and Wells Fargo Bank, National Association (acting through its Wells Fargo Business Credit operating division)

10.2	Credit and Security Agreement dated as of November 22, 2005 by and between Gardenburger, Inc. and GB Retail Funding, LLC